As filed with the Securities and Exchange Commission on April 30, 2026.

Registration No. 333-295326

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1600822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18390 NE 68th Street

Redmond, WA 98052

(425) 936-6847

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Drew G. Markham

Senior Vice President, General Counsel, and Secretary

MicroVision, Inc.

18390 NE 68th Street

Redmond, Washington 98052

(425) 936-6847

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Thomas Fraser

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

Explanatory Note

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-295326) of MicroVision, Inc. is being filed solely to update information under the heading “Incorporation of Certain Information by Reference.”

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 30, 2026

PROSPECTUS

MicroVision, Inc.

Up to 61,315,970 Shares of Common Stock

High Trail Special Situations LLC, or High Trail, and High Trail Special Situations II LLC, or High Trail II, and together with High Trail, the Selling Stockholders, and any additional selling stockholders who may be identified in one or more prospectus supplements may sell, from time to time, up to 61,315,970 shares of our common stock, or the Shares, in one or more transactions.

The 61,315,970 shares offered hereby are issuable pursuant to the senior secured convertible notes due 2028, or the Convertible Notes, issued by us on February 23, 2026 pursuant to the Securities Purchase and Exchange Agreement dated February 23, 2026 in a private placement that we consummated on February 23, 2026, or the Private Placement.

The registration of these Shares does not necessarily mean that any holder will sell any of its Shares or that the Convertible Notes will be converted into shares of common stock.

We are not offering for sale any shares of our common stock pursuant to this prospectus and we will not receive any proceeds from the resale of the shares of our common stock offered hereby. We have agreed to pay certain expenses in connection with this registration statement.

The Selling Stockholders may offer the Shares from time to time as they may determine, through public or private transactions or through other means, as described in the section entitled “Plan of Distribution” or a supplement to this prospectus. The Selling Stockholders may offer all or part of the Shares registered hereby for resale from time to time directly to purchasers, through agents selected by the Selling Stockholders, or to or through underwriters or dealers, at either prevailing market prices or at privately negotiated prices. If agents, underwriters or dealers are used in the sale of the Shares by the Selling Stockholders, such agents, underwriters or dealers will be named and their compensation described in any applicable prospectus supplement. The Selling Stockholders may also sell the Shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any amendments or supplements, together with the additional information described under the heading “Where You Can Find More Information,” before you invest.

Our common stock is traded on The Nasdaq Global Market under the symbol “MVIS.” On April 23, 2026, the closing price of our common stock on The Nasdaq Global Market was $0.63 per share.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the information under the heading “Risk Factors” set forth herein on page 7 and in our filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, in determining whether to purchase our securities.

Our executive offices are located at 18390 NE 68th Street, Redmond, Washington 98052, and our telephone number is (425) 936-6847.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. Pursuant to this prospectus, the Selling Stockholders may, from time to time, sell the Shares described in this prospectus in one or more offerings if, and to the extent, the Selling Stockholders convert the Convertible Notes for shares of our common stock.

A prospectus supplement and, if necessary, a free writing prospectus, may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, the information in this prospectus, including the information incorporated by reference into this prospectus, will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a free writing prospectus. You should read carefully this prospectus, any applicable prospectus supplement and any free writing prospectus, together with the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” before making an investment in our securities.

We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful. Unless the context otherwise indicates, the terms “MicroVision,” “Company,” “we,” “us,” and “our” as used in this prospectus refer to MicroVision, Inc. and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is subject to the safe harbor created by those sections. Such statements may include, but are not limited to, projections of revenues, income or loss, capital expenditures, plans for product development and cooperative arrangements, future operations, financing needs or plans of MicroVision, as well as assumptions relating to the foregoing. The words “anticipate,” “believe,” “estimate,” “expect,” “goal,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made.

These forward-looking statements are not guarantees of future performance. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include our ability to operate with limited cash or to raise additional capital when needed; risks relating to the Convertible Notes; market acceptance of our technologies and products or for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; our ability to maintain our listing on The Nasdaq Stock Market; and other risk factors identified from time to time in this prospectus (including any prospectus supplement) and our SEC reports, including our Annual Report on Form 10-K filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

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SUMMARY

The following summary is qualified in its entirety by, and should be read together with, our consolidated financial statements and related notes thereto and the more detailed information appearing elsewhere or incorporated by reference in this prospectus. Before you decide to invest in our common stock, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus.

Our Company

Overview

MicroVision is defining the next generation of lidar-based perception solutions for automotive, industrial, and security & defense markets. We deliver integrated hardware and software solutions designed for real-world performance, automotive-grade reliability, and economic scalability. Our diverse portfolio of lidar sensors, with both short- and long-range lidar solutions, feature solid-state sensors with varying wavelengths, advanced sensor architectures, design-to-cost engineering, and open software solutions.

Our solutions enable advanced driver assistance systems, or ADAS, and autonomy features for customers in a wide range of markets, including automotive, industrial, and security & defense. Target industrial sectors include robotics, automated warehouse, agriculture, and mining. Our integrated hardware and software solutions enable intelligent autonomous, active safety, and automation systems which depend on secure, cost-effective, and energy-efficient solutions. Our software has been developed in close collaboration with automotive customers and also has broad application in industrial, defense, and commercial vehicle sectors.

With engineering teams in the U.S. and Germany, we develop and supply integrated solutions, incorporating application software and processing data from differentiated sensor systems. Our extensive experience in developing and productizing core lidar hardware and software components, along with our expertise in edge computing, positions us as a valuable commercial partner capable of delivering high-value, low-power products.

Founded in 1993, MicroVision, Inc. is a pioneer in laser beam scanning, or LBS, technology, which is based on our patented technology in micro-electromechanical systems, or MEMS, laser diodes, opto-mechanics, electronics, algorithms and software and how those elements are packaged into a small form factor. Throughout our history, we have combined our proprietary technology with our development expertise to create innovative solutions to address existing and emerging market needs, such as augmented reality microdisplay engines; interactive display modules; consumer lidar components; and, more recently, lidar sensors and software solutions for automotive, industrial, and security & defense markets.

In January 2023, we acquired certain strategic assets of Germany-based Ibeo Automotive Systems GmbH, which was founded in 1998 as a lidar hardware and software provider. Ibeo developed and launched the first lidar sensor to be automotive qualified for serial production with a premium, or Tier 1, automotive supplier and that is currently available in passenger cars by premium OEMs. Ibeo developed software solutions, including perception and validation software, also used by premium OEMs. In addition, Ibeo sold its products for non-automotive uses such as industrial, agriculture, smart infrastructure, and robotics applications.

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In January 2026, we completed the acquisition of assets from Scantinel Photonics GmbH, based in Germany. Scantinel develops a unique lidar-on-chip solution, utilizing 1550nm frequency-modulated continuous wave, or FMCW, technology. Our 1550nm FMCW lidar solution has applications for long-range use cases across our target markets, with particularly compelling advantages for the commercial vehicle market.

In February 2026, we completed the strategic acquisition of assets primarily comprising the worldwide lidar business of Luminar Technologies, Inc. The acquired assets include the IRIS sensor, a 1550nm time-of-flight long-range lidar, and its next generation HALO sensor, built off the same architecture as IRIS but with improved performance and reduced size and cost. The acquisition also included SENTINEL, under development as a full-stack software platform supporting safety and autonomy applications for passenger vehicles and commercial trucks.

Our hardware solutions include a broad and multi-featured portfolio of lidar sensors, which can be integrated with our software or with our customers’ software, targeted for sale to automotive OEMs and Tier 1 suppliers, industrial mobility and autonomy companies, and security & defense contractors. Our lidar sensors, all solid state, include MOVIA™, a flash-based short- to mid-range sensor; MAVIN™, a MEMS-based 905nm long-range sensor capable of small object detection; IRIS and HALO, each a 1550nm long-range sensor; and our Scantinel 1550nm long-range FMCW lidar. Our software stack has met the rigorous requirements of automotive qualification and incorporates advanced features, like localization and fusion. We also develop customer-specific application software, allowing expansion into a wide array of sectors.

In the recent past, we developed micro-display concepts and designs for use in head-mounted augmented reality, or AR, headsets and developed a 1440i MEMS module supporting AR headsets. This technology was integrated into products marketed to consumer and military sectors.

We have incurred significant losses since inception and we expect to continue to incur significant losses in the near term. We have funded our operations to date primarily through the sale of common stock, convertible preferred stock, warrants, the issuance of convertible debt and, to a lesser extent, from development contract revenues, product sales and licensing activities. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or the 2025 Form 10-K, incorporated by reference herein.

Corporate Information

We were founded in 1993 as a Washington corporation and reincorporated in 2003 under the laws of the State of Delaware. Our principal office is located at 18390 NE 68th Street, Redmond, WA 98052 and our telephone number is 425-936-6847. We maintain a website at www.microvision.com, where general information about us is available. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider it part of this prospectus supplement or the accompanying prospectus.

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Senior Secured Convertible Notes due 2028

On February 23, 2026, we entered into a Securities Purchase and Exchange Agreement, or the Purchase Agreement, with High Trail and High Trail II, pursuant to which (i) a previously outstanding senior secured convertible note due 2026 held by High Trail was exchanged for a new senior secured convertible note due March 1, 2028 (the “Exchanged Note”) and (ii) High Trail II purchased a senior secured convertible note due March 1, 2028 (the “Cash Note” and, together with the Exchanged Note, the “Convertible Notes”), for an aggregate principal amount of approximately $43 million.

The Convertible Notes bear zero coupon, provide for monthly partial redemptions at the election of the holder beginning April 1, 2026 through March 1, 2028, and are optionally convertible by the holders at an initial conversion price of $0.8819 per share, subject to customary anti-dilution adjustments. If the issuance of Common Stock pursuant to the Convertible Notes requires approval by our stockholders to satisfy Nasdaq Listing Rule 5635(d)(2), until the requisite stockholder approval is obtained, in no event will the number of shares of Common Stock underlying or otherwise pursuant to the Convertible Notes exceed 61,315,970 shares in the aggregate. Subject to certain conditions, we can require the holders to convert the Convertible Notes (a “Forced Conversion”) at any time if, for the immediately preceding 20 consecutive VWAP Trading Days, the stock price has closed above $2.00 per share of Common Stock on The Nasdaq Stock Market and certain conditions are satisfied.

The Convertible Notes rank senior to all of our outstanding and future indebtedness and are secured by a first priority perfected security interest in specified collateral. The Purchase Agreement and Convertible Notes also contain customary affirmative and negative covenants, including limitations on incurring additional indebtedness, the creation of additional liens on our assets, and entering into investments, as well as a minimum liquidity requirement of the greater of $21.5 million and one hundred ten percent (110%) of the then-outstanding aggregate principal amount of all Convertible Notes then-outstanding, and a cash burn requirement. See our Current Report on Form 8-K filed February 24, 2026 (including Exhibits 10.1 and 10.2) for additional detail.

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The Offering

This prospectus relates to the resale by the Selling Stockholders of up to 61,315,970 shares of our common stock underlying the Convertible Notes.

Shares of common stock offered by the Selling Stockholder:	Up to 61,315,970 shares underlying the Convertible Notes.

Common stock outstanding after this offering:	388,298,697, assuming that all Shares being offered pursuant to this prospectus are actually issued pursuant to the Convertible Notes.

Use of proceeds:	We will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

Risk factors:	Investing in our common stock involves a high degree of risk. See “Risk Factors” and other information contained in this prospectus and incorporated by reference before deciding to invest in shares of our common stock.

Listing:	Our common stock is listed on The Nasdaq Global Market under the symbol “MVIS”.

The number of shares of our common stock to be outstanding after this offering is based on 326,982,727 shares outstanding as of April 20, 2026 and excludes, as of that date, the following:

●	602,258 shares of common stock issuable upon the exercise of outstanding options, of which 602,258 were exercisable at a weighted average exercise price of $1.40 per share under our 2022 Equity Incentive Plan, as amended, or the Incentive Plan or a predecessor plan;
●	7,082,775 shares of common stock underlying unvested and/or deferred stock awards under the Incentive Plan or the 2025 Inducement Plan; and
●	16,864,307 shares of our common stock reserved for issuance pursuant to the Incentive Plan or the 2025 Inducement Plan.

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RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as amended or supplemented, which are incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by our subsequent quarterly or annual reports or other filings, including filings after the date hereof, with the SEC under the Exchange Act. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Common Stock and this Offering

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our common stock could incur substantial losses.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future. Over the 52-week period ending April 20, 2026, our common stock has traded at a low of $0.53 and a high of $1.50. We may continue to experience sustained depression or substantial volatility in our stock price in the foreseeable future unrelated to our operating performance or prospects. For the fiscal year ended December 31, 2025, we incurred a loss per share of $0.35.

As a result of this volatility, investors may experience losses on their investment in our common stock. The market price for our common stock may be influenced by many factors, including the following:

●	investor reaction to our business strategy;

●	the success of competitive products or technologies;

●	strategic alternatives;

●	the timing and results of our development efforts with respect to our lidar sensors and ADAS solutions;

●	changes in regulatory or industry standards applicable to our technologies;

●	variations in our or our competitors’ financial and operating results;

●	developments concerning our collaborations or partners;

●	developments or disputes with any third parties that supply, manufacture, sell or market any of our products;

●	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

●	actual or perceived defects in any of our products, if commercialized, and any related product liability claims;

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●	our ability or inability to raise additional capital and the terms on which we raise it;

●	declines in the market prices of stocks generally;

●	trading volume of our common stock;

●	sales of our common stock by us or our stockholders;

●	general economic, industry and market conditions; and

●	the effects of other events or factors, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere.

Since the price of our common stock has fluctuated in the past, has suffered recent declines and may be volatile in the future, investors in our common stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that our stock price will remain at current levels or that future sales of our common stock will not be at prices lower than those sold to investors.

Additionally, securities of certain companies have in the past few years experienced significant and extreme volatility in stock price due to short sellers of shares of common stock, known as a “short squeeze.” These short squeezes have caused extreme volatility in both the stock prices of those companies and in the market, and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment, as in many cases the price per share has declined steadily as interest in those stocks has abated. There can be no assurance that our shares will not be subject to a short squeeze in the future, and investors may lose a significant portion or all of their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

You will experience further dilution if we issue additional equity securities in future fundraising transactions.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares of common stock in this offering, could experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock.

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Sales of shares of our common stock by the Selling Stockholder may cause our stock price to decline.

As of April 20, 2026, we had 326,982,727 shares of common stock outstanding. Sales of substantial amounts of our shares of common stock in the public market by the Selling Stockholders, or the perception that those sales may occur, could cause the market price of shares of our common stock to decline and impair our ability to raise capital through the sale of additional shares of our common stock.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, no cash dividends on our common shares have been declared or paid by us and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

Risks Related to the Convertible Note

There are risks associated with our outstanding Convertible Notes that could adversely affect our business and financial condition.

As of April 20, 2026, we had $33,900,000 of outstanding indebtedness (excluding the repayment premium) under the Convertible Notes. The Convertible Notes provide for certain events of default, such as our failing to make timely payments under the Convertible Notes and failing to timely comply with the reporting requirements of the Exchange Act.

The Purchase Agreement and the Convertible Notes also contain customary affirmative and negative covenants, including limitations on incurring additional indebtedness, the creation of additional liens on our assets, and entering into investments, as well as a minimum liquidity requirement described “Summary—Senior Secured Convertible Notes due 2028” above.

Our ability to remain in compliance with the covenants under the Convertible Note depends on, among other things, our operating performance, competitive developments, financial market conditions and stock exchange listing of our common stock, all of which are significantly affected by financial, business, economic and other factors. We are not able to control many of these factors. Accordingly, our cash flow may not be sufficient to allow us to pay principal on the Convertible Notes or meet our other obligations under the Purchase Agreement. Our level of indebtedness under the Purchase Agreement could have other important consequences, including the following:

●	We may need to use a substantial portion of our cash flow from operations to pay principal on the Convertible Notes, which would reduce funds available to us for other purposes such as working capital, capital expenditures, potential acquisitions and other general corporate purposes;

●	We may be unable to refinance our indebtedness under the Purchase Agreement or to obtain additional financing for working capital, capital expenditures, acquisitions, or general corporate purposes;

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●	We may be unable to comply with financial and other covenants in the Convertible Notes, which could result in an event of default that, if not cured or waived, may result in acceleration of the Convertible Notes and would have an adverse effect on our business and prospects, could cause us to lose the rights to our intellectual property, and could force us into bankruptcy or liquidation;

●	The conversion of the Convertible Notes could result in significant dilution of our common stock, which could result in significant dilution

●	We may be more vulnerable to an economic downturn or recession and adverse developments in our business.

There can be no assurance that we will be able to manage any of these risks successfully.

Our obligations to the Selling Stockholders under the Convertible Notes are secured by a security interest in all of our bank and securities accounts, now owned and hereafter created or acquired, and if we default on those obligations, the Selling Stockholders could foreclose on our bank and securities accounts.

Our obligations under the Convertible Notes and the related transaction documents are secured by a security interest in all of our bank and securities accounts, now owned and hereafter created or acquired. As a result, if we default on our obligations under the Convertible Notes, the collateral agent on behalf of the Selling Stockholders could foreclose on the security interests and liquidate some or all of our bank and securities accounts, which would harm our business, financial condition and results of operations and could require us to reduce or cease operations and investors may lose all or part of your investment.

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USE OF PROCEEDS

We are registering the Shares on behalf of the Selling Stockholders, to be offered and sold by the Selling Stockholders from time to time, and we will not receive proceeds from the sale of the Shares from time to time by the Selling Stockholders.

We have agreed to pay all costs, expenses and fees relating to the registration of the Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, and fees and expenses of our counsel and accountants. The Selling Stockholders will pay any underwriting discounts and expenses incurred for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the Shares covered hereby.

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DESCRIPTION OF CAPITAL STOCK

Our Amended and Restated Certificate of Incorporation, as amended, authorizes us to issue 510,000,000 shares of common stock, $0.001 par value per share, and 25,000,000 shares of preferred stock, $0.001 par value per share. As of April 20, 2026, there were 326,982,727 shares of common stock, and no shares of preferred stock, outstanding.

Common Stock. All outstanding common stock is, and any stock issued under this prospectus will be, duly authorized, fully paid and nonassessable. Subject to the rights of the holders of our outstanding preferred stock, holders of common stock:

●	are entitled to any dividends validly declared;

●	will share ratably in our net assets in the event of a liquidation; and

●	are entitled to one vote per share.

The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock.

Preferred Stock. The Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of MicroVision, which could depress the market price of our common stock. If we offer preferred stock, the terms of that series of preferred stock will be set forth in the prospectus supplement relating to that series.

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SELLING STOCKHOLDERS

The shares of Common Stock that may be offered and sold by the Selling Stockholders are those issuable to the Selling Stockholders upon conversion of, and/or as consideration in connection with the partial redemptions of, the Convertible Notes. For additional information regarding the issuance of the Convertible Notes, see “Summary—Senior Secured Convertible Notes due 2028” above. We are registering the resale of such Shares in order to provide the Selling Stockholders with freely tradable securities.

Based upon information provided by the Selling Stockholders, none of the Selling Stockholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years, except for the convertible note issued to High Trail pursuant to the Securities Purchase Agreement dated October 14, 2024.

Pursuant to the terms of the Convertible Notes, the Convertible Notes may not be converted into shares of common stock if such conversion would result in a Selling Stockholder owning an aggregate of in excess of 4.99% of the then-outstanding shares of common stock, provided that such ownership limitation may be (i) increased by such Selling Stockholder to no greater than 9.99% upon 61 days’ notice and (ii) decreased immediately by such Selling Stockholder upon notice (such limitation the “Beneficial Ownership Limitation”). The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the Shares held by the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders, as of April 20, 2026, after giving effect to the Beneficial Ownership Limitation. The percentages of common stock beneficially owned and being offered are based on 326,982,727 shares of our common stock outstanding as of April 20, 2026.

The fourth column lists the Shares that are being registered by this prospectus by the Selling Stockholders, without regard to the Beneficial Ownership Limitation.

We cannot advise you as to whether the Selling Stockholders will in fact convert the Convertible Notes or sell any or all Shares issued pursuant to such conversion. The fifth and sixth columns assume the sale of all of the Shares offered by the Selling Stockholders pursuant to this prospectus, without regard to the Beneficial Ownership Limitation.

	Number of Shares of Common Stock Beneficially Owned Prior to the Offering			Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After the Offering
Selling Stockholder	Number		%	Number	Number		%

Entities affiliated with High Trail	17,173,390	(1)(3)	4.99	61,315,970	5,750,225	(2)(3)	1.73

* Less than 1%

(1)

Consists of Shares underlying (i) the Exchanged Note held by High Trail Special Situations LLC, or High Trail, and (ii) the Cash Note held by High Trail Special Situations II LLC, or High Trail II, and together with High Trail, the High Trail Entities, with the conversion of the Exchanged Note or the Cash Note subject to the Beneficial Ownership Limitation.

(2)	Consists of shares of common stock underlying warrants held by High Trail.

(3)	Hudson Bay Capital Management LP, the investment manager of the High Trail Entities, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of the High Trail Entities and Sander Gerber disclaims beneficial ownership over these securities. The address of the High Trail Entities is c/o Hudson Bay Capital Management LP, 290 Harbor Drive, 3rd Floor, Stamford, CT 06902.

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PLAN OF DISTRIBUTION

We are registering the Shares to permit the resale of the Shares by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. We will bear all fees and expenses incident to our obligation to register the Shares.

The Selling Stockholders, which, as used herein, includes their respective pledgees, assignees, donees, transferees and successors-in-interest, may, from time to time, sell any or all of the Shares covered hereby on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

There can be no assurance that the Selling Stockholders will sell all or any of the Shares.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121, and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these Shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We agreed to keep this prospectus effective until all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect or the Shares are otherwise freely tradeable under Rule 144. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 (including exhibits furnished under Item 9.01 in connection with information furnished under Item 2.02 or Item 7.01) of any current report on Form 8-K:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 4, 2026, as amended on April 30, 2026;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 12, 2025, August 8, 2025, and November 12, 2025, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on January 16, 2026, January 30, 2026, February 4, 2026, as amended on April 21, 2026, February 24, 2026 and March 16, 2026 (Item 8.01 only);

●	The description of our Common Stock contained in Exhibit 4.2 to our Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 15, 2021, including any amendments or reports filed for the purpose of updating this description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

MicroVision, Inc.

18390 NE 68th Street

Redmond, Washington 98052

Attention: Investor Relations

(425) 936-6847

You can also find these filings on our website at www.microvision.com. We are not incorporating the information on our website other than these filings into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

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LEGAL MATTERS

For the purpose of this offering, Ropes & Gray LLP, is giving its opinion on the validity of the securities offered hereby.

EXPERTS

The consolidated financial statements and financial statement schedules of MicroVision, Inc. (the “Company”) as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2025, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The carved out and combined financial statements of the Luminar Light Detection and Ranging Business as of December 31, 2025 and 2024 and for the years then ended incorporated by reference from our Current Report on Form 8-K/A Amendment No. 1 and filed with the U.S. Securities and Exchange Commission on April 21, 2026, have been audited by Baker Tilly US, LLP, an independent auditor, as stated in their report (which report expresses an unmodified opinion and includes emphasis of matter paragraphs relating to a going concern uncertainty and bankruptcy-related debt accounting). Such carved out and combined financial statements have been incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Distribution

The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby. All of the amounts shown are estimated except the SEC registration fee.

SEC Registration Fee	$5,673.38
Legal Fees and Expenses	25,000.00
Printing Expenses	1,000.00
Accounting Fees and Expenses	15,000.00
Miscellaneous	3,326.62
Total Expenses	$50,000.00

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

The Company’s Amended and Restated Certificate of Incorporation provides that the Company’s directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Company’s Amended and Restated Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

For the undertaking with respect to indemnification, see Item 17 herein.

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Item 16. Exhibits

Title of Exhibit

3.1	Amended and Restated Certificate of Incorporation of MicroVision, Inc., as amended (incorporated by reference to the Company’s Form 10-Q for the quarterly period ended September 30, 2009).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MicroVision, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on February 17, 2012).

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MicroVision, Inc. dated June 7, 2018 (incorporated by reference to the Company’s Amendment No. 2 to Form S-1 Registration Statement, Registration No. 333-222857).

3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MicroVision, Inc. dated October 8, 2020 (incorporated by reference to the Company’s Form 10-Q for the quarterly period ended September 30, 2020).

3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MicroVision, Inc. dated May 18, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 19, 2023).

3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MicroVision, Inc. dated June 6, 2026 (incorporated by reference to the Company’s Current Report on Form 8-K filed on June 6, 2025).

3.6	Amended and Restated Bylaws of MicroVision, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on July 14, 2023).

4.1	Form of Senior Secured Convertible Note (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 24, 2026).

5.1	Opinion of Ropes & Gray LLP (previously filed as Exhibit 5.1 to this Registration Statement filed on April 24, 2026).

10.1*	Securities Purchase and Exchange Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 24, 2026).

23.1	Consent of Baker Tilly US, LLP (previously filed as Exhibit 23.1 to this Registration Statement filed on April 24, 2026).

23.2	Consent of Baker Tilly US, LLP (previously filed as Exhibit 23.2 to this Registration Statement filed on April 24, 2026).

23.3	Consent of Ropes & Gray LLP (included in the opinion previously filed as Exhibit 5.1 to this Registration statement filed on April 24, 2026).

24.1	Powers of Attorney (included on the signature page to this Registration Statement filed on April 24, 2026).

107	Filing Fee Table (previously filed as Exhibit 107 to this Registration Statement filed on April 24, 2026).

*	Certain schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted schedules to the SEC upon its request. Portions of this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the Exhibits to the SEC upon its request.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering amount set forth in the “Calculation of Filing Fee Tables” in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act:

(i) Each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(ii) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(iii) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(iv) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redmond, state of Washington, on the 30th day of April, 2026.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Name:	Drew G. Markham
Title:	Senior Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on the 30th day of April, 2026.

Signature	Title

/s/ Glen DeVos	Chief Executive Officer and Director
Glen DeVos	(Principal Executive Officer)

/s/ Stephen Hrynewich	Chief Financial Officer
Stephen Hrynewich	(Principal Financial Officer and Principal Accounting Officer)

*	Director, Executive Vice Chair
Simon Biddiscombe

*	Director
Robert P. Carlile

*	Director
Jeffrey Herbst

*	Director
Laura Peterson

*	Director
Peter Schabert

*	Director
Jada Smith

* By: /s/ Drew G. Markham
Drew G. Markham, attorney-in-fact

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